August 31, 2011
CONFIDENTIAL
CoaLogix Holdings, Inc.
51 John F. Kennedy Parkway, Suite 200
Short Hills, New Jersey 07078
Attention: Andrew D. Singer
Re:    CoaLogix Employment Agreements
CoaLogix Holdings, Inc.,

In connection with the closing of the transactions contemplated by the Stock Purchase and Contribution Agreement (the “SPA”), dated as of July 28, 2011, among CoaLogix Holdings, Inc. (“CoaLogix Holdings”), CoaLogix Inc. (“CoaLogix”), and the stockholders of CoaLogix (including Acorn Energy, Inc. (“Acorn”)), pursuant to which CoaLogix Holdings will purchase all of the outstanding shares of capital stock of CoaLogix from such stockholders on the terms and conditions set forth in the SPA, the employment agreements for certain executives of CoaLogix to which Acorn is a party will be amended and restated to, among other things, remove Acorn as a party.  Acorn and each of the executives named below hereby acknowledge and agree that the employment agreements for the such executives will be amended and restated effective as of the Closing Date (as defined in the SPA) and that Acorn will not be a party to such amended and restated agreements and will have no rights or obligations thereunder.

Executive (each with respect to his own agreement)

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William J. McMahon III

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Michael F. Mattes

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Li Zhang

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Michael Cooper

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Frank Wenz

ACORN ENERGY, INC.

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Name: John A. Moore
President & Chief Executive Officer